        As filed with the Securities and Exchange Commission on February 9, 2004
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                   PCTEL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

       DELAWARE              8725 W. HIGGINS ROAD              77-0364943
                           CHICAGO, ILLINOIS 60631

   (STATE OR OTHER          (ADDRESS OF PRINCIPAL            (I.R.S. EMPLOYER
   JURISDICTION OF            EXECUTIVE OFFICES)          IDENTIFICATION NUMBER)
  INCORPORATION OR
    ORGANIZATION)
                             ----------------------
                             1997 STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                             ----------------------

                                MARTIN H. SINGER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  PC-TEL, INC.
                              8725 W. HIGGINS ROAD
                                CHICAGO, IL 60631
                                 (773) 243-3000

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                               MARK BAUDLER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                             ----------------------

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================

                                                               MAXIMUM         PROPOSED          PROPOSED
                         TITLE OF                              AMOUNT          MAXIMUM           MAXIMUM
                        SECURITIES                              TO BE          OFFERING         AGGREGATE             AMOUNT OF
                          TO BE                              REGISTERED       PRICE PER          OFFERING           REGISTRATION
                        REGISTERED                               (1)            SHARE             PRICE                  FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1997 Stock Option Plan .......        700,000      $  10.75(2)       $ 7,525,000.00       $   953.42
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1998 Employee Stock Purchase
   Plan ..............................................          350,000      $   9.14(3)       $ 3,199,000.00       $   405.32
-----------------------------------------------------------------------------------------------------------------------------------
Total ................................................        1,050,000                        $10,724,000.00       $ 1,358.74
===================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) The exercise price of $10.75 per share is estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of PCTEL, Inc. Common Stock as reported by the Nasdaq National Market on February 5, 2004.
(3) The exercise price of $9.14 per share is estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is equal to 85% of $10.75, the average of the high and low sales price of a share of PCTEL, Inc. Common Stock as reported by the Nasdaq National Market on February 5, 2004.

         With respect to the Shares hereby registered under the 1997 Stock Option Plan and the 1998 Employee Stock Purchase Plan, the Registrant's Registration Statement on Form S-8/S-3 as filed with the Commission on April 17, 2000 (File No. 333-34910), Registration Statement on Form S-8 as filed with the Commission on May 30, 2001 (File No. 333-61926), Registration Statement on Form S-8 as filed with the Commission on February 4, 2002 (File No. 333-82120) and Registration Statement on Form S-8 as filed with the Commission on February 14, 2003 (File No. 333-103233), collectively referred to as the "Prior Form S-8s", are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8s.

         The Company is registering 1,050,000 shares of its Common Stock under this Registration Statement, of which 700,000 shares are reserved for issuance under the Company's 1997 Stock Option Plan and 350,000 shares are reserved for issuance under the Company's 1998 Employee Stock Purchase Plan. Under the Prior Form S-8s, the Company previously registered 8,069,952 shares of its Common Stock for issuance under the 1997 Stock Option Plan and 2,181,208 shares of its Common Stock for issuance under the 1998 Employee Stock Purchase Plan.

                                   * * * * * *

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.


               Exhibit No.  Description
               ----------   -----------

                   5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

                  10.3*     1997 Stock Option Plan, as amended through
                            August 1999

                  10.5*     1998 Employee Stock Purchase Plan

                  23.1      Consent of PricewaterhouseCoopers LLP

                  23.2 Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

                  24.1      Power of Attorney (See page (II-3))

         * Incorporated by reference from the exhibits with the same exhibit number filed pursuant to the Company's Registration Statement on Form S-1 filed August 6, 1999 (No. 333-84707).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 9th day of February, 2004.



                                         PCTEL, INC.

                                         By: /s/ MARTIN H. SINGER
                                             -----------------------------------
                                             Martin H. Singer
                                             Chairman of the Board and Chief
                                             Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Singer and John Schoen and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                        TITLE                                       DATE
         ---------                                        -----                                       ----
   /s/ MARTIN H. SINGER               Chairman of the Board, Chief Executive Officer            February 9, 2004
---------------------------           (Principal Executive Officer) and Director
      Martin H. Singer


    /s/ JOHN W. SCHOEN                Chief Operating Officer and Chief Financial               February 9, 2004
---------------------------           Officer (Principal Financial and Accounting
       John W. Schoen                 Officer)



 /s/ RICHARD C. ALBERDING             Director                                                  February 9, 2004
---------------------------
    Richard C. Alberding


    /s/ RICHARD GITLIN                Director                                                  February 9, 2004
---------------------------
       Richard Gitlin


    /s/ GIACOMO MARINI                Director                                                  February 9, 2004
---------------------------
      Giacomo Marini


     /s/ BRIAN JACKMAN                Director                                                  February 9, 2004
---------------------------
       Brian Jackman


    /s/ CARL A. THOMSEN               Director                                                  February 9, 2004
---------------------------
      Carl A. Thomsen


     /s/ JOHN SHEEHAN                 Director                                                  February 9, 2004
---------------------------
       John Sheehan
